Exhibit 3.75

CERTIFICATE OF INCORPORATION

OF

TIME DISTRIBUTION SERVICES, INC.

FIRST. The name of the Corporation is TIME DISTRIBUTION SERVICES, INC.

SECOND. The address of the Corporation’s registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, and the par value of such shares is $1.00 per share.

FIFTH. The name and mailing address of the incorporator is Donald W. Carson, 57th Floor, One Chase Manhattan Plaza, New York, N. Y. 10005.

SIXTH. The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation, and the names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

Name	Address
Arthur W. Keylor	Time & Life Building Rockefeller Center New York, N. Y. 10020

Kelso F. Sutton	Time & Life Building Rockefeller Center New York, N. Y. 10020

Bruce A. Barnet	Time & Life Building Rockefeller Center New York, N. Y. 10020

SEVENTH. The By-laws of the Corporation may be made, altered, amended or repealed by the Board of Directors.

EIGHTH. Meetings of stockholders may be held within or without the State of Delaware, as the By-laws provide. The books of the Corporation may be kept (subject to the provisions of the laws of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Election of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

NINTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or

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hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed and that the facts stated therein are true, and accordingly has signed this instrument this 25 day of September 1974.

/s/ Donald W. Carson
Donald W. Carson

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STATE OF NEW YORK,	)
	)	ss.:
COUNTY OF NEW YORK,	)

BE IT REMEMBERED that on this 25th day of September 1974, personally came before me, a Notary Public in and for the County and State aforesaid, DONALD W. CARSON, the person who executed the foregoing Certificate of Incorporation, known to me personally to be such person, and acknowledged that the said Certificate was his act and deed and that the facts stated therein were true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ Ferdinand Canocca

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

TIME DISTRIBUTION SERVICES, INC.

Time Distribution Services, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That by action without a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declared said amendment to be advisable and submitted said amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article 1 of the Certificate of Incorporation of the Corporation be amended so as to read in its entirety as follows:

“1. The name of the corporation is: TDS Ventures, Inc.”

SECOND: That, thereafter, pursuant to resolution of its Board of Directors, the stockholders of the Corporation by unanimous written consent pursuant to Section 228 of the General Corporation Law of Delaware approved the above amendment to the Corporation’s Certificate of Incorporation.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Daniel E. Zucchi, President, and Attested by its Secretary, this 30th day of September, 1987.

By:	/s/ Daniel E. Zucchi
Daniel E. Zucchi President

Attest:	/s/ Jodi Kass
Jodi Kass Secretary

[SEAL]

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1.	The name of the corporation (hereinafter called the “corporation”) is TDS VENTURES, INC.

2.	The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

3.

The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.	The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on APRIL 18, 1989.

/s/ RICHARD W. ANGLE
RICHARD W. ANGLE — President

Attest:

/s/ JODI KASS
JODI KASS — Secretary

DEL. - C.A. -D.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/12/1995
950008402 - 805715

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TDS VENTURES, INC.

TDS Ventures, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That by action without a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declared said amendment to be advisable and submitted said amendment to the sole stockholder of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED that paragraph 1 of the Certificate of Incorporation of the Corporation be amended so as to read in its entirety as follows:

“1. The name of the corporation is: Time Distribution Services Inc.”

SECOND: That, thereafter, pursuant to resolution of its Board of Directors, the sole stockholder of the Corporation by written consent pursuant to Section 228 of the General Corporation Law of Delaware approved the above amendment to the Corporation’s Certificate of Incorporation.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Harry M. Johnston III, its Secretary, this 10th day of January, 1995.

By:	/s/ Harry M. Johnston III
Harry M. Johnston III
Secretary

[ILLEGIBLE]

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 09/05/1997
971297308 – 0805715

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

Time Distribution Services Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is THE PRENTICE-HALL CORPORATION SYSTEM, INC. and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of “THE COMPANY” adopted the following resolutions as of the 17th day of April, 1997.

RESOLVED, that the registered office of the Corporation in the State of Delaware be, and it hereby is, changed to The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle; and further

RESOLVED, that the authorization of the present registered agent of the Corporation in the State of Delaware be, and it hereby is withdrawn and that The Corporation Trust Company be, and it hereby is, appointed the registered agent of the Corporation in the State of Delaware at the address of the Corporation’s registered office.

IN WITNESS WHEREOF, “THE COMPANY” has caused this statement to be signed by Richard I. Friedman. its Assistant Secretary, as of this 31st day of July, 1997.

By:	/s/ Richard I. Friedman
Richard I. Friedman Assistant Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:34 PM 11/14/2018
FILED 05:34 PM 11/14/2018
SR 20187647175 - File Number 805715

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Time Distribution Services Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “1” so that, as amended, said Article shall be and read as follows:

1.	The name of the corporation is: TI Distribution Services Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 31st day of October, 2018.

By:	/s/ Joseph H. Ceryanec
Authorized Officer

Title:	President & CEO

Name:	Joseph H. Ceryanec
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